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                                                                   EXHIBIT 23(a)



                      CONSENT OF INDEPENDENT ACCOUNTANTS



We hereby consent to the incorporation by reference in Amendment No. 1 to the Prospectus constituting part of this Registration Statement (No. 333-27959) on Form S-3 of our report dated November 1, 1996, which appears on page 27 of the Ralston Purina Company Annual Report to Shareholders 1996, which is incorporated by reference in Ralston Purina Company's Annual Report on Form 10-K for the year ended September 30, 1996. We also consent to the reference to us under the heading "Experts" in such Prospectus.


PRICE WATERHOUSE LLP


Price Waterhouse LLP

St. Louis, Missouri
July 3, 1997


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